Exhibit (a)(2)

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

CPG 2017 VINTAGE ACCESS FUND, LLC

Under Section 18-202 of the Delaware

Limited Liability Company Act

The undersigned, being the Principal Executive Officer of the limited liability company under Section 18-202 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

FIRST:               The name of the limited liability company is CPG 2017 Vintage Access Fund, LLC (the "Company").

SECOND:          The first certification of the Certificate of Formation of the Company, as filed with the Secretary of State of Delaware on May 17, 2017 is hereby deleted in its entirety and replaced with the following:

FIRST:               The name of the limited liability company is CPG Vintage Access Fund, LLC (the "Company").

THIRD:             All other provisions of the Certificate of Formation of the Company shall remain in effect.

IN WITNESS WHEREOF, the undersigned has signed this Certificate on the 18th day of August 2017.

CPG 2017 VINTAGE ACCESS FUND, LLC

By:	/s/ Mitchell A. Tanzman
	Name:	Mitchell A. Tanzman
	Title:	Principal Executive Officer